Exhibit 99.1
Motorola Announces Record Third-Quarter Sales
Third-Quarter Financial Highlights
•	Record quarterly sales of $10.6 billion, up 17 percent versus the year-ago quarter

•	GAAP earnings of $0.39 per share, including income of $0.10 per share from discontinued operations and charges of $0.05 per share from items highlighted below

•	Record handset shipments of 53.7 million units, up 39 percent versus the year-ago quarter

•	Global handset market share estimated at 22.4 percent, up 3.8 percentage points versus the year-ago quarter

•	Positive operating cash flow of $1.6 billion
SCHAUMBURG, Ill. — October 17, 2006 — Motorola, Inc. (NYSE: MOT) today reported sales, on a continuing operations basis, of $10.6 billion in the third quarter of 2006. Net earnings in the third quarter of 2006 were $0.39 per share, including $0.10 per share from discontinued operations and $0.29 per share from continuing operations, which included the items highlighted below:

EPS Impact
Stock compensation expense	$(0.02)
Reorganization of business charges	(0.01)
Legal reserve	(0.01)
Acquisition-related in-process research & development	(0.01)
Charitable contribution to Motorola Foundation	(0.01)
Tax benefits (expense)	(0.01)
Sprint Nextel derivative gain	0.02

$(0.05)
During the quarter, the company continued to maintain a very strong balance sheet, generating operating cash flow from continuing operations of $1.6 billion, its 23rd consecutive quarter of positive operating cash flow. In addition, the company repurchased 62 million shares of its stock for $1.5 billion.

“While our third-quarter sales were slightly below our guidance, we are pleased with our earnings. Each of our business segments and total Motorola improved operating margin versus the second quarter of 2006, excluding highlighted items. Mobile Devices again achieved record unit shipments and sequentially improved its market share versus the second quarter,” said Ed Zander, chairman and CEO. “During the quarter, GSM infrastructure sales in the Europe, Middle East and Africa region were weaker than anticipated due to customer delays in capital spending. Additionally, sales of iDEN mobile devices were lower, caused by customer inventory reductions in anticipation of new dual-mode device shipments in the fourth quarter. With our strong balance sheet, leadership technologies and proven record of growth, Motorola is well positioned to continue creating value for its shareholders as one of the world’s leading technology companies.”
Operating Results
Mobile Devices Segment sales were $7.03 billion, up 26 percent compared with the year-ago quarter. Operating earnings increased to $819 million, including a charge of $16 million for acquisition-related in-process research and development, compared with operating earnings of $593 million in the year-ago quarter. Excluding highlighted items, the segment’s operating margin improved to 11.9 percent versus 11.2 percent in the second quarter of 2006 and 11.0 percent in the year-ago quarter, as a result of new product launches, supply chain cost reductions and higher technology and platform licensing-related income. During the quarter, Mobile Devices also:
•	Shipped 53.7 million units, up 39 percent compared to the third quarter of 2005 — and up 3.6 percent compared to 51.9 million handsets shipped during the second quarter of 2006.

•	Captured headlines by launching the highly anticipated MOTOKRZR handset, which is creating excitement among customers and consumers eager to have the industry’s newest ultra-slim and ultra-stylish handset.

•	Expanded global market share to an estimated 22.4 percent, up 3.8 percentage points from a year ago and up 0.3 percentage points from the second quarter of 2006.

•	Continued brand strength and market-share leadership in the Americas, solid No. 2 position in Asia (approximately 23 percent in China and 15 percent in India), while continuing popularity among consumers in Europe, the Middle East and Africa as new products prepared to launch and drive demand for the fourth quarter.

•	Signed a five-year supply agreement for iDEN handsets with NII Holdings, Inc. — Motorola’s largest customer for iDEN technology outside of the United States.

•	Launched eight new handsets: three for GSM, three for CDMA and two for iDEN.

Networks and Enterprise Segment sales were $2.78 billion, up slightly compared with the year-ago quarter. Operating earnings were $378 million, including net reorganization of business charges of $51 million, compared to prior-year operating earnings of $465 million, due to a highly favorable product / regional mix of sales in the year-ago quarter. Operating margin, excluding highlighted items, was 15.4 percent versus 14.6 percent in the second quarter of 2006 and 18.7 percent in the prior-year quarter. During the quarter, Networks and Enterprise also:
•	Announced that Sprint Nextel has selected Motorola as one of the key suppliers for WiMAX; Motorola is now participating in 18 WiMAX trials globally.

•	Completed the acquisition of NextNet.

•	Announced collaboration with Huawei Technologies, Co., Ltd. to bring an enhanced and extensive portfolio of UMTS and HSPA infrastructure equipment to customers worldwide.

•	Signed a contract extension with NII Holdings, Inc. for iDEN infrastructure.

•	Announced its intention to acquire Symbol Technologies, Inc. which, upon completion of the acquisition, will become the cornerstone of the enterprise business within Motorola’s Networks and Enterprise segment.

•	Announced the first network contract for Motorola’s next-generation public safety platform with Prince George’s County, Maryland, and a contract with O2 Airwave for the world’s first PDA device for use on TETRA networks.
Connected Home Solutions Segment sales were $812 million, up 9 percent compared with the year-ago quarter. Operating earnings were $21 million, including charges of $42 million for acquisition-related in-process research and development and a legal reserve, compared to prior-year operating earnings of $39 million. Excluding highlighted items, the segment’s operating margin improved to 7.8 percent versus 7.0 percent in the second quarter of 2006 and 5.8 percent in the year-ago quarter. During the quarter, the segment:
•	Set a new quarterly record in video, shipping nearly 2.5 million digital entertainment devices.

•	Subsequent to the close of the quarter, Motorola shipped the 50 millionth digital entertainment device, underscoring the company’s heritage of delivering innovations for the digital cable connected home.

•	Expanded its next-generation digital video portfolio, completing two acquisitions during the quarter: Broadbus, Motorola’s new On Demand Solutions business, and Vertasent, a developer of software that manages the technology elements for switched digital video networks. With these two acquisitions, Motorola has enhanced its end-to-end, switched digital video solution and software portfolio, delivering advanced video services and improved bandwidth management to pay-TV service operators.

•	During the quarter, Motorola On Demand Solutions (Broadbus) set a quarterly record shipping 57,000 video streams across 17 systems.
Fourth Quarter 2006 Outlook
The company’s outlook for the fourth quarter of 2006 is for sales of between $11.8 billion and $12.1 billion, an increase of 18 to 21 percent versus the prior-year quarter.
Conference Call and Web-cast
Motorola’s quarterly earnings conference call is scheduled to begin at 4:00 p.m. Central Time (USA) on Tuesday, October 17, 2006. Motorola plans a live web-cast of the conference call over the Internet, featuring both audio and slides. Investors can view the slides and join the web-cast at www.motorola.com/investor.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2006	2005
Net sales	$10,603	$9,048
Gross margin	3,374	2,929
Operating earnings	968	1,080
Earnings from continuing operations	727	1,738
Net earnings	968	1,751
Diluted earnings per common share:
Continuing operations	$0.29	$0.68
Discontinued operations	0.10	0.01

	$0.39	$0.69

Weighted average diluted common shares outstanding	2,476.8	2,547.0

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements that are not historical facts are forward-looking statements and are based on Motorola’s current expectations, which are subject to numerous risks and involve numerous uncertainties. Such forward-looking statements include, but are not limited to, Motorola’s outlook for sales in the fourth quarter of 2006 and expected timing of product introductions. Motorola cautions the reader that the factors below, as well as those on pages 19 through 27 in Item 1A of Motorola’s 2005 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those predicted in the forward-looking statements. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events, or otherwise. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s ability to continue to increase profitability and market share in its wireless handset business; (2) the level of demand for the company’s products, including products related to new technologies; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (6) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (7) unexpected negative consequences from the realignment of the company’s Networks and Enterprise business; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s high volume of manufacturing and sales in Asia; (11) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (12) variability in income generated from licensing the company’s intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (14) the timing and levels at which design wins become actual orders and sales; (15) the impact of foreign currency fluctuations; (16) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (17) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $35.3 billion in 2005. For more information about our company, our people and our innovations, please visit www.motorola.com
# # #
Media Contact:
Jennifer Weyrauch
+1-847-435-5320
Jennifer.Weyrauch@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2006

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended	Quarter Ended
	September 30, 2006	October 1, 2005
Net sales	$10,603	$9,048
Costs of sales	7,229	6,119

Gross margin	3,374	2,929

Selling, general and administrative expenses	1,174	919
Research and development expenditures	1,027	882
Other charges (income)	205	48

Operating earnings	968	1,080

Other income (expense):
Interest income, net	90	20
Gains on sales of investments and businesses, net	10	1,266
Other	87	(106)

Total other income	187	1,180

Earnings from continuing operations before income taxes	1,155	2,260
Income tax expense	428	522

Earnings from continuing operations	727	1,738

Earnings from discontinued operations, net of tax	241	13

Net earnings	$968	$1,751

Earnings per common share
Basic:
Continuing operations	$0.30	$0.70
Discontinued operations	0.10	0.01

	$0.40	$0.71

Diluted:
Continuing operations	$0.29	$0.68
Discontinued operations	0.10	0.01

	$0.39	$0.69

Weighted average common shares outstanding
Basic	2,418.1	2,480.6
Diluted	2,476.8	2,547.0
Dividends paid per share	$0.05	$0.04

	Nine Months Ended	Nine Months Ended
	September 30, 2006	October 1, 2005
Net sales	$31,087	$25,223
Costs of sales	21,428	16,956

Gross margin	9,659	8,267

Selling, general and administrative expenses	3,470	2,757
Research and development expenditures	2,989	2,567
Other charges (income)	(139)	49

Operating earnings	3,339	2,894

Other income (expense):
Interest income, net	227	16
Gains on sales of investments and businesses, net	166	1,914
Other	194	(94)

Total other income	587	1,836

Earnings from continuing operations before income taxes	3,926	4,730
Income tax expense	1,194	1,388

Earnings from continuing operations	2,732	3,342

Earnings from discontinued operations, net of tax	306	34

Net earnings	$3,038	$3,376

Earnings per common share
Basic:
Continuing operations	$1.11	$1.36
Discontinued operations	0.13	0.01

	$1.24	$1.37

Diluted:
Continuing operations	$1.09	$1.33
Discontinued operations	0.12	0.01

	$1.21	$1.34

Weighted average common shares outstanding
Basic	2,456.7	2,463.4
Diluted	2,517.0	2,514.7
Dividends paid per share	$0.13	$0.12

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2006	2005
ASSETS
Cash & cash equivalents	$3,015	$3,774
Sigma funds	11,616	10,867
Short-term investments	211	144
Accounts receivable, net	7,135	5,635
Inventories, net	2,716	2,422
Deferred income taxes	2,022	2,355
Other current assets	2,858	2,360
Current assets held for sale	26	312

Total current assets	29,599	27,869

Property, plant and equipment, net	2,157	2,020
Investments	1,545	1,644
Deferred income taxes	822	1,196
Other assets	3,272	2,597
Non-current assets held for sale	13	323

Total assets	$37,408	$35,649

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and current portion of long-term debt	$508	$448
Accounts payable	4,802	4,295
Accrued liabilities	8,037	7,376
Current liabilities held for sale	244	320

Total current liabilities	13,591	12,439

Long-term debt	3,780	3,806
Other liabilities	2,899	2,727
Non-current liabilities held for sale	—	4

Stockholders’ equity	17,138	16,673

Total liabilities and stockholders’ equity	$37,408	$35,649

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and nine months ended September 30, 2006 and October 1, 2005.

	Net Sales
	Quarter Ended	Quarter Ended	% Change
	September 30, 2006	October 1, 2005	from 2005

Mobile Devices	$7,034	$5,604	26%
Networks and Enterprise	2,779	2,766	0%
Connected Home Solutions	812	743	9%

Segment Totals	10,625	9,113	17%
Other and Eliminations	(22)	(65)	66%

Company Totals	$10,603	$9,048	17%

	Net Sales
	Nine Months Ended	Nine Months Ended	% Change
	September 30, 2006	October 1, 2005	from 2005

Mobile Devices	$20,577	$14,921	38%
Networks and Enterprise	8,202	8,328	-2%
Connected Home Solutions	2,347	2,168	8%

Segment Totals	31,126	25,417	22%
Other and Eliminations	(39)	(194)	80%

Company Totals	$31,087	$25,223	23%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and nine months ended September 30, 2006 and October 1, 2005.

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	September 30, 2006	October 1, 2005
Mobile Devices	$819	$593
Networks and Enterprise	378	465
Connected Home Solutions	21	39

Segment Totals	1,218	1,097
Other and Eliminations	(250)	(17)

Company Totals	$968	$1,080

	Operating Earnings (Loss)
	Nine Months Ended	Nine Months Ended
	September 30, 2006	October 1, 2005
Mobile Devices	$2,317	$1,524
Networks and Enterprise	1,063	1,374
Connected Home Solutions	66	81

Segment Totals	3,446	2,979
Other and Eliminations	(107)	(85)

Company Totals	$3,339	$2,894